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                                                      EXHIBIT 23.3
                                   Consent

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 to Form F-4 (Form S-8 No. 333-15409) pertaining to the Griffin Gaming & Entertainment, Inc. 1994 Stock Option Plan, and the Resorts International, Inc. Senior Management Sock Option Plan of our report dated July 14, 1994, with respect to the financial statements and schedules of PIRL Group incorporated by reference in the Annual Report (Form 20-F) for the year ended December 31, 1995 of Sun International Hotels Limited, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young, LLP
                                                 -----------------------
                                                 ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
December 13, 1996